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                                                                 EXHIBIT 5(c)(i)



Filed with Post-Effective Amendment No. 6 to this
Registration Statement on Form N-4 on April 1, 1988.
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VESTMET PERSONALIZED ENROLLMENT FORM


A Group Multi-Funded Annuity for Qualified
Retirement Tax-Deferred Annuities,
issued by Metropolitan Life Insurance Company.


PLEASE PRINT - ALL ITEMS MUST BE COMPLETED


PART  1

1.   Proposed Participant

     Name________________________________________________________
     Address_____________________________________________________
     City_________________________State_____ Zip_________________
     Telephone (Day) ____________________________________________
     Date of Birth_______________________________________________
     Sex________________

2.   Social Security Number__________________________

3.   Name of Employer____________________________________________

4.   Expected Retirement Date____________________________________

5.   How would you like to allocate your money?

     (Percentages must be whole numbers. Enter zero for each option for which no allocation has been made)

     These percentages will apply to future purchase payments. However, you can transfer your funds among the different options up to 12 times per year.

     PERCENTAGE IN EACH OPTION

______________________________ %          FIXED INTEREST ACCOUNT

                                          SEPARATE ACCOUNT

______________________________ %          Growth Division

______________________________ %          Income Division

______________________________ %          Money Market Division

______________________________ %          Discretionary Division

______________________________ %          GNMA Division

          100%                            TOTAL
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PLEASE NOTE THAT UNDER THIS MULTI-FUNDED ANNUITY, ACCOUNT VALUES PROVIDED BY
PURCHASE PAYMENTS ALLOCATED TO THE SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO AMOUNT.

6.   How would you like to make payments?

     Payment Schedule

     _____ Minimum purchase:  $25 monthly; $300 per year

                            or

     $_______ per payment __________ times per year

     NO MONEY SHOULD BE SENT WITH THIS FORM.

7. Have you previously received a prospectus for the Separate Account including the Metropolitan Series Fund, Inc.?

     _______ Yes                   _________ No

     If yes, give edition date of prospectus ___________________________

8. Will this annuity replace any existing insurance or annuity coverage with Metropolitan Life or any other insurer?

     _______ Yes                     _______ No

     If yes, please list:

     Prior Carrier's Name ______________________________________________

     Address____________________________________________________________

     Policy #_________________________________

     Original Purchase $____________

     Effective Date of Prior Contract___________________________________
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9.   Are you, the Proposed Participant, associated with, or employed by, a member of the National Association of Security Dealers (NASD)?

     _______ Yes          _______ NO

     If yes, Metropolitan, in accordance with NASD rules, will notify such member of this application for a Multi-funded Annuity Contract. Enter the name and address of NASD member below.

     Name_______________________________________________________________

     Address____________________________________________________________

     City___________________ State___________ Zip_______________________

10.  Beneficiary(ies)
     (Beneficiary can be changed upon request in writing.)

     Full Name______________________________________________

     Address________________________________________________

     City_____________________ State_______ Zip_____________

     Relationship___________________________________________

     Date of Birth Mo._______ Day_______ Year_______________

     Contingent Beneficiary(ies)
     (If beneficiary dies, contingent beneficiary will receive the death benefit. Contingent beneficiary can be changed upon request in writing.)

     Full Name______________________________________________

     Address________________________________________________

     City_________________________ State_________ Zip_______

     Relationship___________________________________________

     Date of Birth Mo.________ Day_________ Year____________


CONSENT: I understand that the Company may amend this Annuity as a result of changes in the Internal Revenue Code and applicable Treasury Regulations.

_________________               __________________________________
Date                            Signature of Proposed Participant
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PART 2

STATEMENT OF FINANCIAL CONDITION


Metropolitan Life Insurance Company is required by regulatory authorities to make inquiries with respect to your personal financial situation. If you do not wish to answer any such questions, please indicate by your signature below.


If any or all of the following questions are not answered, it is because I do not wish to divulge the requested information as indicated by my signature below.


____________                    ________________________________________
Date                            Signature of Proposed Participant


11.  Earned Annual Income: $____________________________

     Other Income: $___________________

     Source:____________________________________________________________


12.  ESTIMATED ASSETS

     Stocks, Mutual funds, etc.          $______________________________

     Cash, Bonds and Savings             $______________________________

     Life Insurance Cash Values          $______________________________

     Home and Other Real Estate          $______________________________

     Other                               $______________________________

     ESTIMATED LIABILITIES

     Mortgage                            $______________________________

     Bank Loans                          $______________________________

     Other                               $______________________________

13.  Purpose of the annuity applied for:

     ______ Retirement Income     ____________Other________________

                                                          (Specify)